Exhibit 23.3

621 SEVENTEENTH STREET SUITE 1550	DENVER, COLORADO, 80293 TELEPHONE (303)623-9147

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for Jagged Peak Energy Inc. of information from, and the inclusion of, our reports (i) dated March 6, 2015, with respect to the estimates of reserves and future net revenues of Jagged Peak Energy LLC, as of December 31, 2014, (ii) dated February 26, 2016, with respect to the estimates of reserves and future net revenues of Jagged Peak Energy LLC as of December 31, 2015, and (iii) dated December 15, 2016, with respect to the estimates of reserves and future net revenues of Jagged Peak Energy LLC as of November 30, 2016, each of which is included as an exhibit to Jagged Peak Energy Inc.’s Registration Statement on Form S-1 (File No. 333-215179). We further consent to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-1 and such prospectus.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado
January 31, 2017